Exhibit 99.1

National Vision Holdings, Inc. Reports First Quarter 2025 Financial Results
Successful Execution of New Transformation Initiatives and Cost Reduction Actions Delivered Strong First Quarter

First quarter 2025 highlights compared to Q1 2024:
•Net revenue from continuing operations of $510.3 million, an increase of 5.7%
•Comparable store sales growth of 4.1% and Adjusted Comparable Store Sales Growth of 5.5% represented the 9th consecutive quarter of positive growth
•Income from continuing operations of $14.2 million, Diluted EPS from continuing operations of $0.18
•Adjusted Operating Income from continuing operations of $41.3 million
•Adjusted Diluted EPS from continuing operations of $0.34
•Raises fiscal 2025 outlook

Duluth, Ga. -- May 7, 2025 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision,” “we,” “our,” “us” or the “Company”) today reported its financial results for the first quarter ended March 29, 2025.
“Our first quarter results are a testament to the entire team’s disciplined execution against the new strategic approach our leadership team began to implement last quarter,” said Reade Fahs, National Vision’s CEO. “We are seeing immediate impact from the initial wave of transformation actions with a return to mid-single digit comp performance and solid growth in bottom line results. The strength of these results reinforces our confidence in the long-term potential of our go-forward strategy and initiatives.”

Alex Wilkes, National Vision’s President added, “The intentional, strategic shift to broaden our exposure to existing higher value customer segments coupled with our roadmap of future initiatives reinforces our confidence in our operational and financial growth, even amidst an increasingly uncertain environment. Looking ahead, we plan to continue introducing new lifestyle selling techniques, enhancing our branded frame assortment, and improving our digital experience to delight our customers and deliver the value they expect from us both in-store and online. All of this work will remain underpinned by our prudent approach to expense management, tariff mitigation efforts, and operational excellence to deliver improved profitability and sustainable value for shareholders.”

This release includes certain Non-GAAP Financial Measures that are not recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP to GAAP Financial Measures” below for more information.
During fiscal 2024, the Company ceased its Walmart and AC Lens operations and, accordingly, the condensed consolidated financial statements reflect the results of our former Legacy segment and the substantial majority of AC Lens operations as discontinued operations for all periods presented. Unless otherwise noted, amounts and disclosures in this press release relate to the Company’s continuing operations.
First Quarter 2025 Summary
•Net revenue increased 5.7% to $510.3 million compared to the prior-year period and was primarily driven by Adjusted Comparable Store Sales Growth and growth from new store sales, partially offset by the effect of unearned revenue and the effect of closed stores. Net revenue includes a negative (1.5)% impact from the timing of unearned revenue in the current-year period compared with the prior-year period.
•Comparable store sales growth was 4.1% and Adjusted Comparable Store Sales Growth was 5.5%, primarily due to higher average ticket, a slight increase in customer traffic and continued strength in the Company’s managed care cohort.

•The Company opened nine new America’s Best stores, closed nine Fred Meyer stores and three America’s Best stores, and ended the period with 1,237 stores. Overall, store count grew 3.0% from March 30, 2024 to March 29, 2025.
•Costs applicable to revenue increased 4.9% to $205.2 million. As a percentage of net revenue, costs applicable to revenue decreased 30 basis points to 40.2%, mainly due to growth and improvement in product margins of eyeglass frames and lenses, and growth from other add-on sales, partially offset by a decrease in product margins of contact lenses and higher optometrist-related costs related to revenue growth.
•SG&A increased 6.4% to $255.5 million. As a percentage of net revenue, SG&A increased 40 basis points to 50.1% of revenue. The primary drivers of SG&A growth were increases in stock-based compensation and cash compensation expenses related to revenue and profitability growth, partially offset by a non-recurring litigation settlement from the prior year, lower advertising investments and other expenses. Adjusted SG&A increased 4.6% to $241.1 million and represented 47.2% of net revenue, a decrease of 50 basis points driven by lower advertising investments, partially offset by higher cash compensation expenses, as discussed above.
•Income from continuing operations increased to $14.2 million compared to $11.8 million in the same period in 2024. Income from continuing operations margin increased to 2.8% compared to 2.4% in the same period in 2024.
•Diluted EPS from continuing operations was $0.18 compared to $0.15 in the same period in 2024. Adjusted Diluted EPS increased to $0.34 compared to $0.29 in the same period in 2024. The net change in margin on unearned revenue negatively impacted both Diluted EPS and Adjusted Diluted EPS by $(0.05).
•Adjusted Operating Income increased 21.8% to $41.3 million compared with the same period of 2024. Adjusted Operating Margin increased to 8.1% compared with 7.0% for the same period in 2024. The net change in margin on unearned revenue negatively impacted income from continuing operations by $(4.1) million and Adjusted Operating Income by $(5.5) million.
Balance Sheet and Cash Flow Highlights as of March 29, 2025
•National Vision’s cash balance was $80.0 million as of March 29, 2025. The Company had no borrowings under its $300.0 million first lien revolving credit facility, exclusive of letters of credit of $6.4 million.
•Total debt was $346.1 million as of March 29, 2025, consisting of outstanding first lien term loans, 2.50% convertible senior notes due on May 15, 2025 (“2025 Notes”) and finance lease obligations, net of unamortized discounts.
Fiscal 2025 Outlook
The Company is raising certain elements of its fiscal 2025 outlook for the 53 weeks ending January 3, 2026, as set forth below. The Company estimates the 53rd week of fiscal 2025 will contribute approximately $35 million to net revenue, and approximately $3 million to Adjusted Operating Income.

	Prior Fiscal 2025 Outlook	Updated Fiscal 2025 Outlook
New Stores	30-35	30-35
Adjusted Comparable Store Sales Growth(1)(2)	0.5% - 3.5%	1.5% - 3.5%
Net Revenue	$1.901 billion - $1.955 billion	$1.919 billion - $1.955 billion
Adjusted Operating Income(2)	$73 million - $88 million	$81 million - $92 million
Adjusted Diluted EPS(2)(3)	$0.52 - $0.64	$0.59 - $0.67
Depreciation and Amortization(4)	$93 million - $96 million	$93 million - $96 million
Interest(5)	$17 million - $19 million	$17 million - $19 million
Tax Rate(6)	27%	27%
Capital Expenditures	$90 million - $95 million	$90 million - $95 million
1 For the 52 weeks ending December 27, 2025.
2 Refer to “Non-GAAP Financial Measures” below for more information.
3 Assumes approximately 79 million shares.
4 Includes amortization of acquisition intangibles of approximately $0.7 million, which is excluded in the definition of Adjusted Operating Income.
5 Before the impact of gains or losses on change in fair value of derivatives and charges related to debt discounts and deferred financing costs.
6 Excluding the impact of vesting of restricted stock units and stock option exercises.

The fiscal 2025 outlook information provided in this release includes Adjusted Operating Income and Adjusted Diluted EPS guidance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results.
The fiscal 2025 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. These uncertainties include, but are not limited to, dynamic market conditions, unexpected disruptions including additional regulatory actions impacting international trade such as tariffs, and other macroeconomic risks and uncertainties. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2025 outlook. The Company uses these forward-looking measures internally to assess and benchmark its results and strategic plans. See “Forward-Looking Statements” below.

Conference Call Details
The Company will host a conference call to discuss the first quarter 2025 financial results and fiscal-year 2025 guidance today, May 7, 2025, at 8:30 a.m. Eastern Time. To pre-register for the conference call and obtain a dial-in number and passcode please refer to the “Investors” section of the Company’s website at www.nationalvision.com/investors. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website at www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc.
National Vision Holdings, Inc. (NASDAQ: EYE) is one of the largest optical retail companies in the United States with over 1,200 stores in 38 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates four retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, and Vista Opticals inside select Fred Meyer stores and on select military bases, and an e-commerce website DiscountContacts.com, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under “Fiscal 2025 Outlook” as well as other statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects including remote medicine and optometrist recruiting and retention initiatives, and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or variations of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, market volatility, an overall decline in the health of the economy, global macroeconomic conditions and other factors that may affect consumer spending or behavior; our ability to successfully implement our transformation initiatives, or anticipate the impact of important strategic initiatives; our ability to recruit and retain vision care professionals for in-store roles or to provide remote care offerings; our ability to compete in the highly competitive optical retail industry; the success of our marketing, advertising and promotional efforts; our ability to maintain, protect, and enhance the value of our owned brands; our ability to open and operate new stores (including as a result of store conversions) in a timely and cost-effective manner or to successfully enter new markets; our ability to increase sales in existing stores and to successfully reinvest in existing stores; our ability to successfully implement our pricing strategies; changes in the cost of inputs, and factors such as wage rate increases, inflation, cost increases, increases in the price of raw materials and energy prices; significant capital requirements to fund our expanding business including updating our Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”), and other technological, systems and capabilities; the potential for our growth strategy to strain our existing resources and cause the performance of our existing stores to suffer; risks associated with leasing substantial amounts of space, including future increases in occupancy costs; our ability to successfully manage the distinct risks faced by our e-commerce and omni-channel business; our ability to retain our existing senior management team or attract qualified new personnel; seasonal fluctuations in our operating results and inventory levels fluctuate; the potential impacts of catastrophic events, including changing climate and weather patterns leading to severe weather and natural disasters; the potential for certain technological advances, greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, or future drug development for the correction of vision-related problems to reduce the demand for our products; our ability to successfully manage our inventory balances and inventory shrinkage; the potential for the loss of, or disruption in the operations of, one or more of our distribution centers or optical laboratories, which would impact our ability to process and fulfill customer orders and deliver our products in a timely manner, or at all, or result in quality issues; the performance of our Host brands and our ability to maintain or extend our operating relationships with our Host partners; impacts resulting from the termination of our partnership with Walmart; our investments in technological innovators in the optical retail industry, including artificial intelligence; sustainability issues, including those related to climate change; our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; risks associated with vendors from whom our products are sourced and our dependence on a limited number of suppliers; the impact of any significant failure, inadequacy, interruption or security breach affecting our information technology systems, or those of our vendors; our reliance on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues; our ability to comply with state, local and federal vision care and healthcare laws and regulations, as well as managed vision care laws and regulations; liability stemming from rapidly changing and increasingly stringent laws, regulations, contractual obligations, and industry standards relating to privacy, data security and data protection; product liability, product recall or personal injury issues; our ability to comply with laws, regulations and enforcement activities or changes in statutory, regulatory, accounting and other legal requirements; the outcome of legal proceedings relating to our business operations; the protection and validity of our intellectual property; risks related to our indebtedness; changes in interest rates; restrictions in our credit agreement that limit our flexibility in operating our business; risks related to conversion of the 2025 Notes; and risks related to owning our common stock. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Diluted EPS,” “Adjusted Comparable Stores Sales Growth,” “Adjusted SG&A,” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.

EBITDA: We define EBITDA from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net, income tax provision, and depreciation and amortization.
Adjusted Operating Income: We define Adjusted Operating Income from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net and income tax provision, further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”) implementation expenses, shareholder activism costs, severance and employee-related costs associated with organizational restructuring and certain other expenses.

Adjusted Operating Margin: We define Adjusted Operating Margin from continuing operations as Adjusted Operating Income from continuing operations as a percentage of total net revenue.
Adjusted EBITDA: We define Adjusted EBITDA from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net, income tax provision and depreciation and amortization, further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP and CRM implementation expenses, shareholder activism, severance and employee-related costs associated with restructuring and certain other expenses.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin from continuing operations as Adjusted EBITDA from continuing operations as a percentage of total net revenue.
Adjusted Diluted EPS: We define Adjusted Diluted EPS from continuing operations as diluted earnings (loss) per share, minus diluted earnings (loss) per share from discontinued operations, adjusted for the per share impact of stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, amortization of debt discounts and deferred financing costs of our term loan borrowings, amortization of the conversion feature and deferred financing costs related to our 2025 Notes when not required under U.S. GAAP to be added back for diluted earnings (loss) per share, derivative fair value adjustments, ERP and CRM implementation expenses, shareholder activism, severance and employee-related costs associated with restructuring and certain other expenses, and related tax effects.
Adjusted SG&A: We define Adjusted SG&A from continuing operations as SG&A from continuing operations adjusted to exclude stock-based compensation expense, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expense, ERP and CRM implementation expenses, shareholder activism, severance and employee-related costs associated with restructuring and certain other expenses.
Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue from continuing operations as Adjusted SG&A from continuing operations as a percentage of total net revenue.
Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or the ratio of net income to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

In Thousands, Except Par Value	As of March 29, 2025	As of December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$80,024	$73,948
Accounts receivable, net	53,169	49,938
Inventories, net	88,571	93,918
Prepaid expenses and other current assets	32,360	32,024
Total current assets	254,124	249,828

Noncurrent assets:
Property and equipment, net	357,738	362,175
Goodwill	698,305	698,305
Trademarks and trade names	240,547	240,547
Other intangible assets, net	8,087	8,269
Right of use assets	402,660	408,589
Other assets	48,891	40,058
Total noncurrent assets	1,756,228	1,757,943
Total assets	$2,010,352	$2,007,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,661	$53,643
Other payables and accrued expenses	115,070	109,036
Unearned revenue	49,953	42,002
Deferred revenue	64,331	62,507
Current maturities of long-term debt and finance lease obligations	101,473	101,392
Current operating lease obligations	100,721	99,694
Total current liabilities	468,209	468,274

Noncurrent liabilities:
Long-term debt and finance lease obligations, less current portion and debt discount	244,652	248,610
Noncurrent operating lease obligations	358,267	366,335
Deferred revenue	22,565	22,082
Other liabilities	8,373	8,228
Deferred income taxes, net	72,126	77,909
Total non-current liabilities	705,983	723,164
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 85,847 and 85,444 shares issued as of March 29, 2025 and December 28, 2024, respectively; 79,050 and 78,775 shares outstanding as of March 29, 2025 and December 28, 2024, respectively	858	854
Additional paid-in capital	814,309	807,048
Retained earnings	240,303	226,117
Treasury stock, at cost; 6,797 and 6,669 shares as of March 29, 2025 and December 28, 2024, respectively	(219,310)	(217,686)
Total stockholders’ equity	836,160	816,333
Total liabilities and stockholders’ equity	$2,010,352	$2,007,771

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended
In thousands, except per share amounts	March 29, 2025	March 30, 2024
Revenue:
Net product sales	$412,765	$388,083
Net sales of services and plans	97,559	94,711
Total net revenue	510,324	482,794
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	116,914	113,204
Services and plans	88,276	82,342
Total costs applicable to revenue	205,190	195,546
Operating expenses:
Selling, general and administrative expenses	255,532	240,128
Depreciation and amortization	22,963	23,221
Asset impairment	502	456
Other expense (income), net	—	1
Total operating expenses	278,997	263,806
Income from operations	26,137	23,442
Interest expense, net	4,572	4,256
Earnings from continuing operations before income taxes	21,565	19,186
Income tax provision	7,379	7,433
Income from continuing operations	14,186	11,753
Loss from discontinued operations, net of tax	—	(68)
Net income	$14,186	$11,685

Basic earnings (loss) per share:
Continuing operations	$0.18	$0.15
Discontinued operations	$—	$(0.00)
Total	$0.18	$0.15
Diluted earnings (loss) per share:
Continuing operations	$0.18	$0.15
Discontinued operations	$—	$(0.00)
Total	$0.18	$0.15

Weighted average shares outstanding:
Basic	78,858	78,384
Diluted	79,259	78,826

Comprehensive income:
Net income	$14,186	$11,685
Unrealized gain on hedge instruments	—	254
Tax provision of unrealized gain on hedge instruments	—	64
Comprehensive income	$14,186	$11,875

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
In Thousands	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$14,186	$11,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,963	24,181
Amortization of debt discount and deferred financing costs	367	629
Amortization of cloud computing implementation costs	2,157	1,132
Asset impairment	502	456
Deferred income tax expense (benefit)	(5,783)	(7,952)
Stock-based compensation expense	7,029	2,465
(Gains) on change in fair value of derivatives	—	(190)
Inventory adjustments	1,039	1,350
Other	(26)	(303)
Changes in operating assets and liabilities:
Accounts receivable	(3,341)	12,287
Inventories	4,309	(6)
Operating lease right of use assets and lease liabilities	(666)	(705)
Other assets	(10,922)	1,401
Accounts payable	(16,982)	(6,759)
Deferred and unearned revenue	10,258	(988)
Other liabilities	7,149	(14,696)
Net cash provided by operating activities	32,239	23,987
Cash flows from investing activities:
Purchase of property and equipment	(20,225)	(20,014)
Other	—	1,805
Net cash used for investing activities	(20,225)	(18,209)
Cash flows from financing activities:
Repayments on long-term debt	(3,313)	(1,875)
Proceeds from issuance of common stock	265	320
Purchase of treasury stock	(1,624)	(2,721)
Payments on finance lease obligations	(732)	(897)
Net cash used for financing activities	(5,404)	(5,173)
Net change in cash, cash equivalents and restricted cash	6,610	605
Cash, cash equivalents and restricted cash, beginning of year	75,237	151,027
Cash, cash equivalents and restricted cash, end of period (i)	$81,847	$151,632

(i) Cash balance includes restricted cash of $1.8 million and $1.6 million for the three months ended March 29, 2025 and March 30, 2024, respectively, that are not reflected in cash and cash equivalents shown on the Condensed Consolidated Balance Sheets.

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Financial Measures (Unaudited)

Reconciliation of Adjusted Operating Income from Continuing Operations to Net Income (Loss)
	Three Months Ended
In thousands	March 29, 2025	March 30, 2024
Net income	$14,186	$11,685
Income (loss) from discontinued operations, net of tax	—	(68)
Income from continuing operations	14,186	11,753
Interest expense, net	4,572	4,256
Income tax provision	7,379	7,433
Stock-based compensation expense (a)	7,029	2,414
Asset impairment (b)	502	456
Litigation settlement (c)	—	4,450
Amortization of acquisition intangibles (d)	169	381
ERP and CRM implementation expenses (g)	2,315	516
Other (h)	5,123	2,235
Adjusted Operating Income from continuing operations	$41,275	$33,894

Income from continuing operations margin	2.8%	2.4%
Adjusted Operating Margin from continuing operations	8.1%	7.0%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of EBITDA from Continuing Operations and Adjusted EBITDA from Continuing Operations to Net Income (Loss)
	Three Months Ended
In thousands	March 29, 2025	March 30, 2024
Net income	$14,186	$11,685
Income (loss) from discontinued operations, net of tax	—	(68)
Income from continuing operations	14,186	11,753
Interest expense, net	4,572	4,256
Income tax provision	7,379	7,433
Depreciation and amortization	22,963	23,221
EBITDA from continuing operations	49,100	46,663

Stock-based compensation expense (a)	7,029	2,414
Asset impairment (b)	502	456
Litigation settlement (c)	—	4,450
ERP and CRM implementation expenses (g)	2,315	516
Other (h)	5,123	2,235
Adjusted EBITDA from continuing operations	$64,069	$56,734

Income from continuing operations margin	2.8%	2.4%
Adjusted EBITDA Margin from continuing operations	12.6%	11.8%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS
	Three Months Ended
Shares in thousands, except per share amounts	March 29, 2025	March 30, 2024
Diluted EPS	$0.18	$0.15
Diluted EPS from discontinued operations	—	(0.00)
Diluted EPS from continuing operations	$0.18	$0.15
Stock-based compensation expense (a)	0.09	0.03
Asset impairment (b)	0.01	0.01
Litigation settlement (c)	—	0.06
Amortization of acquisition intangibles (d)	0.00	0.00
Amortization of debt discount and deferred financing costs (e)	0.00	0.01
Derivatives fair value adjustments (f)	—	0.03
ERP and CRM implementation expenses (g)	0.03	0.01
Other (h)	0.06	0.02
Tax effects (i)	(0.03)	(0.03)
Adjusted Diluted EPS from continuing operations	$0.34	$0.29

Weighted average diluted shares outstanding	79,259	78,826

Reconciliation of Adjusted SG&A from Continuing Operations to SG&A from Continuing Operations
	Three Months Ended
In thousands	March 29, 2025	March 30, 2024
SG&A from continuing operations	$255,532	$240,128
Stock-based compensation expense (a)	7,029	2,414
Litigation settlement (c)	—	4,450
ERP and CRM implementation expenses (g)	2,315	516
Other (h)	5,123	2,235
Adjusted SG&A from continuing operations	$241,065	$230,513

SG&A from continuing operations Percent of Net Revenue	50.1%	49.7%
Adjusted SG&A from continuing operations Percent of Net Revenue	47.2%	47.7%
Note: Percentages reflect line item as a percentage of total net revenue.

(a)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.
(b)Reflects write-off related to non-cash impairment charges of long-lived assets, primarily impairment of property, equipment and lease-related assets on closed or underperforming stores.
(c)Expenses associated with settlement of certain litigation.
(d)Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting following the acquisition of the Company by affiliates of KKR & Co. Inc.
(e)Amortization of deferred financing costs and other non-cash charges related to our debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.
(f)The adjustments for the derivative fair value (gains) and losses have the effect of adjusting the (gain) or loss for changes in the fair value of derivative instruments and amortization of AOCL for derivatives not designated as accounting hedges. This results in reflecting derivative (gains) and losses within Adjusted Diluted EPS during the period the derivative is settled.
(g)Costs related to the Company’s ERP and CRM implementation.

(h)Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted SG&A), which are primarily related to shareholder activism costs of $2.1 million and severance and employee-related costs associated with organizational restructuring of $2.1 million for the three months ended March 29, 2025, costs associated with the digitization of paper-based records of $1.8 million for the three months ended March 30, 2024, and other expenses and adjustments. Adjusted Diluted EPS is also adjusted to include debt issuance costs.
(i)Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates, including tax expense (benefit) from stock-based compensation.

Reconciliation of Adjusted Comparable Store Sales Growth from Continuing Operations to Total Comparable Store Sales Growth from Continuing Operations
	Comparable store sales growth from continuing operations (a)
	Three Months Ended March 29, 2025	Three Months Ended March 30, 2024	2025 Outlook (b)
Owned & Host segment
America’s Best	5.9%	1.2%
Eyeglass World	3.1%	(5.0)%
Military	1.7%	(1.4)%
Fred Meyer	1.6%	(5.9)%

Total comparable store sales growth from continuing operations	4.1%	1.4%	2.0% - 4.0%
Adjustments for effects of: (b)
Unearned & deferred revenue	1.4%	(1.0)%
Adjusted Comparable Store Sales Growth from continuing operations	5.5%	0.4%	1.5% - 3.5%
(a) Total comparable store sales from continuing operations is calculated based on consolidated net revenue from continuing operations excluding the impact of (i) other segments revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 16. “Segment Reporting” in our Annual Report on Form 10-K for the period ended December 28, 2024.
(b) Adjusted Comparable Store Sales Growth from continuing operations includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the changes from total comparable store sales growth from continuing operations based on consolidated net revenue from continuing operations; with respect to the Company’s 2025 Outlook, Adjusted Comparable Store Sales Growth includes an estimated 0.5% decrease for the effect of deferred and unearned revenue as if such revenues were earned at the point of sale.

Investor contact:
investor.relations@nationalvision.com
National Vision Holdings, Inc.
Tamara Gonzalez

ICR, Inc.
Caitlin Churchill
Media contact:
media@nationalvision.com

National Vision Holdings, Inc.